Exhibit 10.9

                                PLEDGE AGREEMENT

     THIS  PLEDGE  AGREEMENT  is entered  into on August  _30__,  2001,  between
Douglas A. Larson (the  "Pledgor"),  and Eldorado  Artesian  Springs,  Inc. (the
"Secured Party").

     Section 1. Pledge of Security  Interest.  Pledgor hereby pledges to Secured
Party a  security  interest  in, a minimum  of  250,000  shares of Common  Stock
("Pledged Collateral"),  all of which are now owned by Pledgor in Secured Party, and all proceeds of the  foregoing.  The formula  used to calculate  the Pledged
Collateral  is two times the value of the loan  divided by the closing  price as quoted by NASDAQ  ($400,000 / $1.60 = 250,000  shares).  The Pledged  Collateral shall be held by an outside  director  ("Escrow  Agent") and shall have attached thereto a stock power endorsed in blank by Pledgor, or at Pledgor's election, an escrow may be  established at a local bank. The cost of the escrow shall be paid by the Pledgor if Pledgor  elects to use a bank as the escrow agent.  Unless and until an Event of Default  (as defined in Section 3 hereof)  has  occurred,  the
Pledged  Collateral  shall be held by the Escrow  Agent in  accordance  with the terms of this Pledge Agreement.

     Section 2.  Indebtedness  Secured.  The  security  interest  in the Pledged
Collateral  granted  under  Section  1 hereof is  granted  as  security  for the performance of, and the timely  repayment of a loan in the amount of Two Hundred
Thousand and no/100 Dollars  ($200,000.00)  made by Secured Party to Pledgor for the purchase of real property  currently  owned by Secured  Party.  Said loan is evidenced by a promissory note dated August _30__,  2001, payable to the Secured
Party (the "Note").

     Section 3. Events of Default.  For  purposes of this Pledge  Agreement,  an
"Event of Default" shall be deemed to have occurred if Pledgor shall fail to pay any installment of principal or interest on the Note or any portion thereof when due,  or if  there is a  breach  by  Pledgor  of any  representation,  warranty, covenant or other agreement under this Pledge  Agreement,  and such event is not cured  within ten (10)  business  days of delivery of written  notice by Secured
Party to Pledgor.

     Section 4.  Remedies  Upon  Default.  At any time after an Event of Default shall have occurred,  Pledgor shall,  upon written notice by Secured Party,  (a)
register the Pledged  Collateral in Secured Party's name and Secured Party shall
(to the extent  permitted  by law) have the right to vote the  shares  which are part of the  Pledged  Collateral  pending  disposition  thereof as  required  by
Section 4(c) hereof; (b) apply the cash (if any) then held as Pledged Collateral hereunder  to the  payments  due on the Note;  and (c) if there shall be no such cash or the cash so applied shall be insufficient to pay such Note in full, sell the Pledged Collateral,  or any part thereof, on an additional ten (10) business days'  written  notice to  Pledgor,  at public or  private  sale for cash,  upon credit,  or for future  delivery,  as  Secured  Party  shall  deem  appropriate;
provided,  however,  that if such sale is a private sale,  Pledgor shall receive written notice thereof at least five (5) business days prior to the consummation of such sale,  which notice shall  describe  the material  terms and  conditions thereof,  and Pledgor  may,  within such  five-day  period,  tender  payment and consummate such purchase on the same terms and conditions.

     Section  5.  Dividends.  Unless  there is an Event of  Default  under  this
Agreement,  all dividends paid or payable on the shares shall be the property of the Pledgor.

     Section 6. Further  Documentation,  etc. The Pledgor promises and agrees to provide the Secured Party with any further,  additional or corrected  documents, instruments or agreements reasonably required by the Secured Party to secure and perfect the security  interest granted hereby in the Pledged  Collateral,  or in any proceeds thereof.

     Section 7. Amendment to Agreements,  Etc.  Pledgor agrees and consents that its  obligations,  and the rights of Secured Party under this Pledge  Agreement, shall not be impaired if, at any time and from time to time:

     a.   The time of  repayment  of the Note shall be  extended  in whole or in part and/or shall be renewed in whole or in part;

     b.   The  maturity  of the Note  shall be  accelerated  and any  collateral security therefore  exchanged,  surrendered or otherwise dealt with in accordance with the terms of any present or future agreement  relating thereto, including this Pledge Agreement;

     c.   The time for the  performance  by  Pledgor or of  compliance  with any term, covenant or agreement on its part to be performed under the Note and/or any  present or future  agreement  between  Pledgor and Secured
          Party shall be extended or such performance or compliance waived;

     d.   The liability of Pledgor to pay the Note or to perform its obligations under any present or future  agreement  between them and Secured Party shall be settled or compromised.

     Any of the  foregoing  may occur from time to time without  affecting  this pledge or the  obligations  of Pledgor  hereunder,  which shall continue in full force and effect until the Note secured  hereby and all  obligations  of Pledgor hereunder shall have been fully paid and performed.

     Section 8.  Relation  to Other  Documents.  The  provisions  of this Pledge
Agreement shall be in addition to those of the Note or any other evidence of any liability held by the Secured Party.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the date first above written.

SECURED PARTY                             PLEDGOR

ELDORADO ARTESIAN SPRINGS, INC.

By:    /s/ Kevin Sipple                                /s/ Douglas A. Larson
Name:  Kevin Sipple                                    Douglas A. Larson
Title: VP/Secretary